Exhibit 10.3

EXECUTION COPY

ESCROWED SHARES REGISTRATION RIGHTS AGREEMENT

This ESCROWED SHARES REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into December 10, 2003 (the “Effective Date”) by and between QUIXOTE CORPORATION, a Delaware corporation (“Quixote”), and PEEK  CORPORATION, a Delaware corporation (the “Stockholder”).

R E C I T A L S

A.            Vision Acquisition Corporation, a Delaware corporation, is an indirect subsidiary of Quixote and Peek Traffic Inc., a Delaware corporation, and Peek Traffic System, Inc., a Florida corporation, are direct subsidiaries of Stockholder;

B.            Vision Acquisition Corporation, Peek Traffic, Inc. and Peek Traffic Systems, Inc. have entered into an Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”).

C.            As a condition precedent to the consummation of the transactions contemplated by the Asset Purchase Agreement, Quixote has agreed to grant the Stockholder certain Form S-3 registration rights with respect to those 150,603 shares of Quixote Common Stock that are issued to the Stockholder or Related Parties (as defined below) in accordance with the Asset Purchase Agreement and subject to the Escrow Agreement dated December 10, 2003 (the “Escrow Agreement”) by and among Vision Acquisition Corporation, Peek Traffic Systems, Inc., Peek Traffic, Inc. and the named Escrow Agent, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.             REGISTRATION RIGHTS

1.1           Certain Definitions.  For purposes of this Agreement:

(a)           1933 Act.  The term “1933 Act” means the U.S. Securities Act of 1933, as amended, or any successor law.

(b)           1934 Act.  The term “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor law.

(c)           Business Day.  The term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of Chicago, Illinois are authorized or obligated by law or executive order to close.

(d)           Form S-3.  The term “Form S-3” means a registration statement filed under Form S-3 under the 1933 Act, as such is in effect on the Effective Date, or any successor form of registration statement under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Quixote with the SEC.

(e)           Holder.  The term “Holder” means the Stockholder or any transferee of record of any Registrable Securities to whom rights under this Agreement have been duly transferred in accordance with the provisions of this Agreement.

(f)            Notice of Sale.  The term “Notice of Sale” means a written notice specifying the intended manner of sale of Registrable Securities and the identity of the person or entity for whose account the Registrable Securities will be sold.

(g)           Prospectus.  The term “Prospectus” means any prospectus contained in a registration statement covering the sale of any Registrable Securities.

(h)           Quixote Common Stock.  The term “Quixote Common Stock” means the common stock of Quixote Corporation, par value $0.01 – 2/3 per share.

(i)            Registrable Securities.  The term “Registrable Securities” means:  (A) the 150,603 shares of Quixote Common Stock that are deposited as the Initial Escrowed Shares pursuant to Section 1.1(a) of the Escrow Agreement; and (B) any shares of Quixote Common Stock that are delivered as Additional Shares pursuant to Section 1.1(b) of the Escrow Agreement; excluding in all cases, however, from the definition of “Registrable Securities” any such shares that:  (1) are Forfeited Shares pursuant to Section 3.2 of the Escrow Agreement, (2) are effectively registered under the 1933 Act other than pursuant to a registration statement filed pursuant to this Agreement and disposed of in accordance with that Registration Statement; (3) sold pursuant to a registration statement filed pursuant to this Agreement; or (4) sold pursuant to Rule 144 promulgated under the 1933 Act or otherwise sold to the public.  Only shares of Quixote Common Stock shall be Registrable Securities.  Except as provided in clause (B) of the first sentence of this Section 1.1(i), without limitation, the term “Registrable Securities” does not include any shares of Quixote Common Stock that were not issued to the Stockholder in accordance with the Asset Purchase Agreement.

(j)            Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

(k)           Rule 415.  The term “Rule 415” means Rule 415 promulgated under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

(l)            SEC.  The term “SEC” or the term “Commission” means the U.S. Securities and Exchange Commission.

(m)          Shelf Registration. The term “Shelf Registration” shall mean a registration effected pursuant to Section 1.2 hereof.

(n)           Shelf Registration Statement.  The term “Shelf Registration Statement” shall mean a “shelf” registration statement of Quixote pursuant to the provisions of Section 1.2 of this Agreement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.  As the context may require, “Shelf Registration Statement” shall include any Subsequent Shelf Registration Statement.

Capitalized terms used in this Agreement but not defined in this Section 1 or elsewhere in this Agreement shall have the same meanings given to such terms in the Asset Purchase Agreement.

1.2           Shelf Registration.

(a)           Filing and Registration Period.  Subject to the terms and conditions of this Agreement, on or before December 10, 2005,  Quixote shall prepare and file with the SEC a Shelf Registration Statement on Form S-3 (or, if Quixote fails to qualify for a Form S-3, such other form as it would then qualify for) providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the then outstanding Registrable Securities pursuant to Rule 415, and shall use its reasonable good faith efforts to have such Shelf Registration Statement declared effective on or before December 10, 2005.  Quixote shall use its reasonable good faith efforts to keep the Shelf Registration Statement continuously effective during the period of time commencing on the date the Shelf Registration Statement is declared effective under the 1933 Act by the SEC (the “Effectiveness Date”) and ending on the date that is one year after the Effectiveness Date or such earlier date when there are no more Registrable Securities (such period of time being hereinafter called the “Registration Period”).  Quixote shall have no duty or obligation to keep the Shelf Registration Statement (or any Subsequent Registration Statement, as defined below) effective after the expiration of the Registration Period. At the time the Shelf Registration Statement is initially declared effective, each Holder that was a holder as of ten (10) Business Days prior to the Effectiveness Date shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to comply with Item 507 of Regulation S-K and any other disclosure laws or regulations applicable to selling securityholders under the Securities Act.

(b)           Subsequent Registration.  Following the initial filing and effectiveness of the Shelf Registration Statement, if the Shelf Registration Statement or

a Subsequent Registration Statement (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then Quixote shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty (30) days of such cessation of effectiveness, file an amendment to the Shelf Registration Statement seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a “Subsequent Registration Statement”).  If a Subsequent Registration Statement is filed, Quixote shall use its best efforts to cause the Subsequent Registration Statement to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

(c)           Supplements and Amendments. Subject to Section 1.2(e), Quixote further agrees to, after the Effectiveness Date, supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Quixote for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by any Holder with respect to information relating to such Holder, including without limitation any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement and/or to describe such Holder’s intended methods of distribution of Registrable Securities, and to use its reasonable best efforts to cause any such supplement to be filed or amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable.  Quixote agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(d)           Notice of Sale; Timing and Manner of Sale.  Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and signed Notice of Sale to Quixote before 5:00 p.m. local Chicago time on the second Business Day prior to any intended distribution of Registrable Securities under the Shelf Registration Statement.  A Notice of Sale must indicate the Holder’s intention to sell Registrable Securities pursuant to the Shelf Registration Statement (or Subsequent Registration Statement, as applicable) and the Holder’s intended plan of distribution of such Registrable Securities (which must conform to the plan of distribution contained in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable)).  A Notice of Sale shall indicate a period of time, beginning after the second (2nd) Business Day following the date the Notice of Sale is delivered and not to exceed sixty (60) days, during which the Holder intends to sell Registrable Securities (the “Designated Sale Period”). The Holder may sell Registrable Securities during the Designated Sale Period, unless the Holder has received a Deferral Notice from Quixote in accordance with Section 1.2(e).  A new Notice of Sale must be delivered by Quixote by the Holder after the Designated Sale Period expires.  A Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides Quixote with a written opinion of counsel, satisfactory to counsel to Quixote, that such offer and sale is an exempt transaction under the 1933 Act and applicable state securities laws, complies with all requirements for such exemption(s) and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

 (e)          Deferral Period. If, at the time Quixote receives a Notice of Sale or otherwise during a Designated Sale Period, (A) the SEC has issued a stop order suspending the effectiveness of a Shelf Registration or has initiated proceedings with respect to a Shelf Registration under Section 8(d) or 8(e) of the 1933 Act, (B) any event has occurred or any fact exists  (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any pending corporate development has occurred or exists, the disclosure of which would, in good faith judgment of the Board of Directors of Quixote, be premature or otherwise inadvisable at such time or could have a material adverse effect on Quixote or its stockholders, Quixote will (i) in the case of clause (B) above, subject to the second succeeding sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the second succeeding sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Holders that the availability of such Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by Quixote that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  Subject to the next sentence, Quixote will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of Quixote, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Quixote and (z) in the case of clause (C) above, as soon as in the reasonable discretion of Quixote, such suspension is no longer appropriate.

Quixote shall be entitled to exercise its right under this Section 1.2(e) to suspend the availability of the Shelf Registration Statement or any Prospectus no more than one (1) time in any six month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 30 days. The Holders hereby agree that upon receipt of any Deferral Notice from the Company, each Holder shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice including the existence or terms of such Deferral Notice.

1.3           Limitations.  Notwithstanding the provisions of Section 1.2 above, Quixote shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 1.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 1.2 of this Agreement, as applicable:

(a)           in any particular jurisdiction in which Quixote would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Quixote is already subject to service of process in such jurisdiction; or

(b)           if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder’s Registrable Securities from such registration statement); or

1.4           Shares Otherwise Eligible for Resale.  Notwithstanding anything herein to the contrary, Quixote shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular Holder:

(a)           if Quixote or its legal counsel shall have received a “no-action” letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder without registration under the 1933 Act pursuant to the provisions of Rule 144 promulgated under the 1933 Act (or successor provisions), and without any volume or manner of sale restrictions;

(b)           if legal counsel to Quixote shall deliver a written opinion to Quixote, its transfer agent and the Holders, in form and substance reasonably acceptable to Quixote, to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder without registration under the 1933 Act pursuant to the provisions of Rule 144 promulgated under the 1933 Act, and without any volume or manner of sale restrictions; or

(c)           after expiration or termination of the Registration Period.

1.5           Eligibility for Form S-3. Quixote represents and warrants that it is currently eligible to register the resale of all the Registrable Securities by the Holder on a registration statement on Form S-3 under the 1933 Act for the account of the Holder. Quixote shall file all reports required to be filed by Quixote with the SEC in a timely manner and take all other actions which may be required so as to maintain such eligibility for the use of Form S-3.

1.6           Expenses.  Quixote shall pay all expenses incident to Quixote’s performance of its obligations incurred in connection with any registration effected by Quixote pursuant to this Agreement (excluding underwriters’ and brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’, legal and accounting fees, but specifically excluding any legal fees and expenses of counsel or other advisors retained by the Holders of Registrable Securities (except as provided in Section 1.7(n)) and any underwriting discounts, brokerage fees and commissions incurred by Holders of Registrable Securities.

1.7           Obligations of Quixote.  Subject to Sections 1.2, 1.3 and 1.4 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, Quixote will:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated;

(b)           promptly prepare and file with the SEC such amendments and supplements to such registration statement and Prospectus and in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the distribution of all Registrable Securities covered by such registration statement;

(c)           furnish to the Holders such number of copies of the Prospectus relating to the Shelf Registration Statement (or Subsequent Registration Statement, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

(d)           use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; provided that Quixote will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Quixote is already so qualified or subject to service of process, respectively, in such jurisdiction;

(e)           promptly notify each Holder and if requested by any such Holder or counsel, confirm such advice in writing when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, or of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(f)            promptly notify each Holder of Registrable Securities covered by such Registration Statement, at any time during a Designated Sale Period when an event described in Section 1.2(e) has occurred, which notice may state that it constitutes a Deferral Notice, in which event the provisions of Section 1.2(e) shall apply.

(g)           Holders who hold a majority of the Registrable Securities included in the Shelf Registration Statement (or Subsequent Registration Statement) determine to use underwriters as part of their plan of distribution for the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary representations, warranties, covenants, indemnification and contribution obligations, and legal opinion and accounting letter delivery requirements, with the underwriters identified by such Holders;

(h)           shall notify each Holder as promptly as practicable after becoming aware of a Material Event of the happening of such event and subject to Section 1.2(e), use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

(i)            advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement under the Act or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j)            use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated by the Commission) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of Quixote and its subsidiaries complying with Section 11(a) of the 1933 Act;

(k)           shall hold in confidence and not make any disclosure of information concerning an Holder provided to Quixote unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, and further agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(l)            shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by the registration statement on the Nasdaq National Market System or, if, Quixote’s Common Stock is not so authorized for quotation on such system, such automated quotation system or securities exchange on which Quixote Common Stock is then quoted or listed;

(m)          shall cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts, as the Holders may reasonably request and registered in such names as the Holders may request. Not later than the date on which any registration statement registering the resale of Registrable Securities is declared effective, Quixote shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions;

(n)           shall permit a single firm of counsel, designated as selling shareholders’ counsel by the Holders who hold a majority of the Registrable Securities being sold, which shall initially be Allen & Overy (“Designated Counsel”), to review and comment upon the registration statement(s) and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.  Quixote shall reimburse the Holders for the reasonable fees and disbursements of the Designated Counsel for legal services provided Holders after the Effectiveness Date in connection with registrations of Registrable Securities under this Agreement; and

(o)           shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to any registration statement.

1.8           Furnish Information.  It shall be a condition precedent to the obligations of Quixote to take any action pursuant to this Agreement that the selling Holders will furnish to Quixote such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

1.9           Delay of Registration.  No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

1.10         Indemnification.

(a)           By Quixote.  To the extent permitted by law, Quixote will indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) are caused by any of the following statements, omissions or violations (collectively, a “Violation”):

(i)            any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Quixote pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)           the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)          any violation or alleged violation by Quixote of the 1933 Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

provided however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Quixote (which consent shall not be unreasonably withheld), nor shall Quixote be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon one or more Violations which occur in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, to the extent it is established that any such losses, claims, damages or liabilities result from the fact that such Holder sold Registrable Securities to a person to whom there was not sent or given, by or on behalf of such Holder a copy of the Prospectus (as then amended or supplemented, if Quixote shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of the Registrable Securities to such person, nor if such losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in such preliminary Prospectus that was corrected in the Prospectus (as so amended or supplemented), unless such failure is the result of noncompliance by Quixote with its obligations to deliver copies of the Prospectus to such Holder; nor shall this indemnity inure to the benefit of any Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned to the extent it is established that, at the time of such purchase, such Holder had received written notice from Quixote that the use of such Prospectus was suspended as provided in this Agreement.

(b)           By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless Quixote, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Quixote within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claim, damages or liabilities (joint or several) to which Quixote or any such director, officer, controlling person, underwriter or other such Holder may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any one or more Violations, in each case to the extent (and only to the extent) that such Violations occur in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will indemnify and reimburse Quixote or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys’ fees and other expenses reasonably incurred by Quixote or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this subsection 1.10(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice.  Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Quixote, Quixote shall have the right and obligation to control the defense of such action, and if Quixote fails to defend such action it shall indemnify and reimburse the Selling Holders for any reasonable attorneys’ fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided however, that:  (i) Quixote shall also have the right, at its option, to assume and control the defense of any action with respect to which Quixote or any person entitled to be indemnified by the Selling Holders under Section 1.10(b) is entitled to indemnification from the Selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Quixote and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)           Survival.  The obligations of Quixote and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

1.11         Duration and Termination of Quixote’s Obligations.  Quixote will have no obligations pursuant to Section 1.2 of this Agreement with respect to any Notice of Sale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto:  (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to Quixote, all such Registrable Securities proposed to be sold by such Holder may be sold without registration under the 1933 Act pursuant to Rule 144 promulgated under the 1933 Act and without any volume or manner of sale restrictions; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

1.12         Rule 144 Requirements.  Quixote agrees to:

(a)           file with the SEC in a timely manner all reports and other documents required of it under the Securities Act and the 1934 Act; and

(b)           furnish to any Holder of Registrable Securities upon request (i) a written statement as to its compliance with the requirements of Rule 144(c) and the reporting requirements of the 1933 Act and the 1934 Act, (ii) a copy of its most recent annual or quarterly report, and (iii) such other reports and documents of Quixote as such Holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing himself, herself or itself to sell any such securities without registration.

2.             TRANSFER OF REGISTRATION RIGHTS

The rights to cause Quixote to register Registrable Securities pursuant to this Agreement may be assigned by a Holder only in connection with the transfer of the

Registrable Securities to which such registration rights relate (A) to a Holder Affiliate without the prior written consent of Quixote or (B) to any other person with the prior written consent of Quixote, which may not be unreasonably withheld; provided, however, that no such transfer shall be effective unless (i) a transferor shall, within ten (10) days after such transfer, furnish to Quixote written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions and obligations set forth in this Agreement and in the Standstill Agreement dated as of the date of this Agreement between Quixote and the original Holder.  A “Holder Affiliate” for purposes of this Section 2 is a transferee or assignee of Registrable Securities that is (a) a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder, (b) a family member of such Holder or trust for the benefit of such an individual, or (c) is an entity affiliated by common control (or other related entity) with such Holder.

3.             GENERAL PROVISIONS

3.1           Notices.  All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by facsimile or electronic mail, followed within 24 hours by confirmation by one of the foregoing methods (effective upon the first business day after receipt of the facsimile or electronic mail in complete, readable form).  Notices to each party shall be addressed as set forth below (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Paragraph 3.1).

If to Quixote:

Quixote Corporation

One East Wacker Drive

Chicago, Illinois  60601

Facsimile No.: (312) 467-0197

Attention:  Leslie J. Jezuit

With a copy to:

Holland & Knight LLC

131 S. Dearborn Street, 30th Floor

Chicago, Illinois 60603

Facsimile No.: (312) 578-6666

Attention:  Anne Hamblin Schiave

If to Stockholder:

Peek Corporation

2511 Corporate Way

Palmetto, FL  34221

Attn: Andy Roake, CEO

Facsimile: 941-365-0837

With a copy
(which shall
not constitute
notice) to:                            Allen & Overy

1221 Avenue of the Americas

New York, NY 10020

Attn:  Hugh McDonald

Facsimile:  212-610-6399

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

3.2           Entire Agreement.  This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

3.3           Amendment of Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Quixote and Holders who own a majority of all the Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of each Holder and Quixote.

3.4           Governing Law.  This Agreement shall be governed by, construed and enforced under the internal laws (without regard to principles of conflicts of laws) of the State of Illinois.  Any legal action, suit or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of Illinois, located in the City of Chicago or, provided subject matter jurisdiction exists, in the United States Federal Court for the Northern District of Illinois, located in Chicago, Illinois, and each party hereto agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party further irrevocably submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding.

3.5           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

3.6           No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

3.7           Captions.  The headings and captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

3.8           Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

3.9           Effectiveness of Agreement.  Regardless of when signed, this Agreement will not become effective or binding unless and until the Closing as such term is defined in the Asset Purchase Agreement.

[Signature Page Follows]

[Signature Page to Escrowed Shares Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

QUIXOTE CORPORATION		PEEK CORPORATION

By:	/s/ LESLIE JEZUIT	By:	/s/ ANDREW ROAKE
Title:	President	Its:	Director

Exhibit A

to

Escrowed Shares Registration Rights Agreement

Name and Address of Stockholder	Number of Registrable Securities Owned By the Stockholder

Peek Corporation 2511 Corporate Way Palmetto, Florida 34221	150,603